SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Under Rule 14a-12

Minnesota Corn Processors, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THINGS YOU NEED TO KNOW

ATTENTION

ELIGIBLE CLASS A MEMBERS OF MINNESOTA CORN PROCESSORS, LLC

Informational Meetings will be held on the following dates at the following times and places:

August 20, 2002	2:00 pm	Agricultural Park, Columbus, NE
August 21, 2002	2:00 pm	Jackpot Junction, Morton, MN
August 21, 2002	7:30 pm	Best Western Marshall Inn, Marshall, MN
August 22, 2002	2:00 pm	Holiday Inn, Willmar, MN

These meetings will provide information about the proposed merger and you will be given ample time for discussion, questions, and answers.

How to vote:

You may vote in person at the Special Meeting, by using the Proxy Card contained in this mailing or by absentee ballot as described in the Proxy Statement. If you vote using the Proxy Card contained in this mailing:

•	You may mail it in.
•	You may bring your Proxy Card to the Informational Meeting and drop it off.
•	You may bring your Proxy Card to the Special Meeting and drop it off.
•	ALL PROXY CARDS MUST BE RECEIVED AT OR BEFORE THE SPECIAL MEETING ON SEPTEMBER 5, 2002.

Special Meeting

The Special Meeting will be held on September 5, 2002, at 10:00 a.m., Central Time, at Jackpot Junction, Morton, MN. No presentations will be given at the Special Meeting. The purpose of the Special Meeting is to allow you to vote if you have not already done so and to announce the results of the vote.

Where to get your questions answered?

•	By reading the Proxy Statement
•	By attending an Informational Meeting
•	By calling Georgeson Shareholder at 1-800-530-3351